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                         THQ INC, 1997 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


Date:                       , 199_
Number of Shares
Underlying Option:

         This Stock Option Agreement (the "Agreement"), dated as of ______________, 199_ is made between THQ INC., a Delaware corporation, having its principal offices at 5016 North Parkway Calabasas, Calabasas, California (the "Company") and __________________ (the "Optionee"), having an address at
_______________________________________.

                              W I T N E S S E T H :

         1. Grant of Option. Pursuant to the provisions of the THQ Inc. 1997 Stock Option Plan, a copy of which is annexed hereto as Exhibit A (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions herein set forth, the right and option (the "Option") to purchase from the Company, all or any part of an aggregate of ________shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"), at the purchase price of $_____ per Share, such Option to be exercisable as hereinafter provided.

         2. Terms and Conditions. It is understood and agreed that this Option, and the exercise of said Option, is subject to the terms and conditions set forth in the Plan, and in addition, any terms and conditions set forth herein.

         3. Limitation on Exercisability of Option. This Option shall be exercisable by the Optionee to the extent of the following number of Shares commencing on the following dates:

                  Number of Shares                   Date After Which Shares Can Be Purchased
                  ----------------                   ----------------------------------------
                  ______ Shares

                  ______ Shares

                  ______ Shares

         4. Expiration of Option. This Option shall not be exercisable after 5:00 p.m. P.D.T. on _________________.


         5. Non-Assignability of Option. This Option shall not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise encumbered or disposed of by the


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Optionee, otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall not be exercisable by any other person, but only by the Optionee.

         6. Method of Exercise of Option. The Option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of previously owned whole Shares (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and in each case for which the Optionee has good title, free and clear of all liens and encumbrances) having an aggregate fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A), (B) and (C) and (ii) by executing such documents as the Company may reasonably request; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to clauses (B)-(D). Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

         7. Death or Termination of Employment or Services. If the employment of the Optionee as an employee by, or the services of the Optionee as a non-employee director for, the Company shall be terminated for Cause (as defined below), this Option shall expire automatically upon the date of such termination. If such employment or services shall be terminated for any other reason (excluding death and total disability, as discussed below), then this Option may not be exercised at any time later than three (3) months after such termination or expiration of the Optionee's services as an employee or non-employee director. If the Optionee ceases employment or services as a non-employee director because of permanent and total disability then such Options may be exercised at any time within one (1) year after cessation of employment or service. If the Optionee dies while employed by, or serving as a non-employee director for, the Company, or within three (3) months after termination of employment or services by the Company for reasons other than for Cause, then such Options may be exercised by the estate of the employee or non-employee director or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee or non-employee director at any time within the earlier of (i) one (1) year after such death and (ii) the expiration date of the term of such Option.

                  After death or termination, such exercise may then only be to purchase those number of Shares subject to this Option that the Optionee was entitled to purchase, upon exercise of this Option, prior to such termination, resignation or expiration of the Optionee's employment or services as a non-employee director. Provided, however, that nothing in this Section 7 shall extend the term of the Option beyond the term set forth in Section 4, nor give any person the right to purchase Shares subject to this Option which could not be purchased by

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the Optionee prior to the termination of his services as an employee or a non-employee director. For purposes of the Agreement, "Cause" shall, with respect to any Optionee who at such time has a written employment agreement with the Company, have the meaning ascribed thereto in such agreement and (i) shall also include an Optionee's termination of his employment or service as a non-employee director for any reason, but (ii) shall not include termination by reason of an Optionee's total disability notwithstanding any language to the contrary in such employment agreement; and otherwise shall mean the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the optionee's total disability), the willful engaging in conduct which is demonstrably injurious to the Company or any subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company's executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company, or such optionee's termination of his employment or service as a non-employee director for any reason.

         8. Investment Representation. The Optionee represents that at the time of any exercise of this Option, where the Shares are not registered under the Securities Act of 1933, as amended, such Shares will be acquired for investment and not for resale or with a view to the distribution thereof.

         9. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock or the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, exchanges or shares, separations, reorganizations, or liquidations, the number of Shares issuable upon the exercise of this Option, the option price thereof and any limitation on exercise set forth in Section 3 hereof shall be correspondingly adjusted by the Company. Any such adjustment in the number of Shares shall apply proportionately to only the then unexercised portion of this Option. If fractional Shares would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

         10. No Rights as Stockholder. The Optionee shall have no rights as a stockholder in respect to the Shares as to which this Option shall not have been exercised any payment made as herein provided.

         11. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including the terms and provisions adopted after the granting of this Option, but prior to complete exercise hereof.

         12. Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

         13. Conflict. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall take precedence.

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         14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         15. Notices. Any notice hereunder shall be delivered by hand or by registered or certified mail, return receipt requested to a party at its address set forth above with a copy of any correspondence to the Company to Sidley & Austin, 555 West Fifth Street, Los Angeles, CA 90013-1010, Attn: Sherwin L. Samuels, Esq., subject to the right of either party to designate at any time hereafter, in writing, some other address.

         16. Counterparts. This Agreement may be exercised in counterparts, each of which shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, THQ Inc. has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both as of the day and year first written.

                                    THQ Inc.


                                    --------------------------------------------
                                    Name:
                                    Title:





                                    OPTIONEE



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